April 8, 1996
Mr. John F. X. Mannion
7664 Hunt Lane
Fayetteville, NY 13066
Dear Jack:
I want to take this opportunity to outline the provisions of your Directors' Retirement Plan and payments to be made to you:
     1.   Financial Benefit Group, Inc. will pay to you $529.86 each month for a period of
          one hundred and fifty-seven (157) months commencing June 1, 1996.
     2.   In the event of your death, the monthly payments shall continue for twelve months
          after your death and shall be payable to your spouse. In no event shall these payments extend beyond the one hundred and fifty-seven month period discussed
          above.
     3. If you prefer, these monthly payments can be directly deposited in the bank of your choice. If you choose this option, please furnish me with the bank name, account name and account number. Otherwise, we will forward the check directly to you at the above address.
Please confirm your understanding of the above by signing the enclosed copy of this letter and returning it to me.
If you have any questions regarding this, please do not hesitate to contact
me.
Sincerely,
     Acknowledged by:
     /s/ John F.X. Mannion
     John F.X. Mannion
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